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                                                                Exhibit 10.22


                             STOCK OPTION AGREEMENT
                                     BETWEEN
                                  DAVID WARNER
                            AND @ ENTERTAINMENT, INC.

                  This Stock Option Agreement ("Option Agreement'), is made effective as of January 26, 1998 (the "Effective Date"), by and between David Warner ("Warner") and @ Entertainment, Inc., a Delaware corporation (the "Company").

         1.       Grant of Option and Option Period.

                  a. The Company hereby grants Warner an option (the "Option") to purchase seventy-five thousand (75.00) shares (the "Shares") of the Company's common stock (the "Common Stock"), with a par value of $0.01 per share, pursuant to the terms and conditions set forth in this Option Agreement. The exercise price for the Option (the "Exercise Price") shall be twelve dollars and twenty-four cents (U.S. $12.24) per share.

                  b. The option to purchase twenty-five thousand (25,000) of these Shares will vest each year on the anniversary date of the Effective Date beginning with the first anniversary of the Effective Date, provided, however, that (i) the Option shall vest in full immediately on the date of change in control of the Company (for purposes of this clause, the term "change in control" shall have the same meaning, except with respect to the Company rather than Polish Communications, Inc. ("PCI"), as that term has in the Indenture dated as of October 31, 1996, between PCI and State Street Bank and Trust Company as trustee with respect to those certain 9 7/8% Senior Notes of the Company due 2003) and (ii) no portion of such option shall vest after the date (the "Cut-Off Date") that is the earlier of (a) the date that the Employment Agreement (as described in Section 16 of this Agreement) is terminated , and (b) the date on which the Company sends Warner a notice referred to in Section II of the Employment Agreement.

                  c. If Warner's employment with the Company is terminated for any reason, Warner shall have only sixty (60) days after the Cut-Off Date to exercise that portion of the Option that has vested as of the Cut-Off Date, and Warner shall have no right to exercise any portion of the Option that has not then vested.

                  d. Notwithstanding any other provision of this Option Agreement, the Option shall expire and be of no further force or effect with respect to any Shares on the earlier to occur of (i) the tenth anniversary of the Effective Date or (ii) sixty days after the date that Warner ceases to be an employee of the company for any reason whatsoever (including but not limited to Warner's death, disability, voluntary termination or involuntary termination).

                  e. Each exercise of the Option shall reduce, by an equal number the total number of shares of Company Common stock that may thereafter be purchased by Warner under the Option.


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         2.       Manner of Exercise.

Subject to the conditions and restrictions contained in Section 3 below, the Option shall be exercised by delivering written notice of exercise to the Secretary of the Company. Such notice shall be irrevocable and must be accompanied by payment in cash, banker's draft or such other form of consideration as the Company may approve, and a signed Subscription Agreement, reasonably acceptable to both parties.

         3.       Non-transferability.

Neither this Option nor any interest therein may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner (other than by will or by the laws of descent and distribution during the option period described in
Section 1, or in a manner as may be established from time to time by the Company's Stock Option Committee pursuant to the Company's 1997 Stock Option
Plan). This Option is not assignable by operation of law or subject to execution, attachment or similar process. During Warner's lifetime, the Option can only be exercised by Warner. Any attempted sale, pledge, assignment, hypothecation or other transfer of the Option or any interest therein contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Option or any interest therein shall be null and void and without force or effect. No transfer of the Option by gift in trust to a family member, by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished written notice thereof executed by the trustee(s) of a trust established for a family member or the personal representative of the estate of Warner which shall be accompanied by an authenticated copy of the documents appointing such trustee(s) or of the letters testamentary appointing such personal representative, or such other evidence as the Company may deem reasonably necessary to establish the validity of the transfer, and also evidence as the Company may deem reasonably necessary to establish the acceptance by the transferee or transferees of the terms and conditions of the Option. The terms of the Option transferred by will or by the laws of descent and distribution shall be binding upon the executors, administrators, heirs and successors of Warner. The terms of the Option transferred in trust shall be binding upon the trustee(s) of such trust.

         4. Adjustment in the Event of Change in Stock.

In the event of any change in the outstanding Common Stock of the Company due to stock dividends, recapitalizations, reorganizations, mergers, consolidations, split-ups, rights offering, warrants, or exchange of shares, the number and kind of the Shares and/or the purchase price per Share will be appropriately adjusted, upwards or downwards, consistent with such change. The reasonable determination of the Company regarding any adjustment will be final and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of the Shares.

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         5.       No Stock Rights.

Warner shall not be entitled to vote, be deemed the holder of any Shares, have the right to receive dividends with respect to any Shares, or otherwise have any of the rights of a stockholder of the Company with respect to any Shares, unless and until Warner has exercised the Option with respect to such Shares in accordance with the terms and conditions of this Option Agreement.

         6.       Reservation and Issuance of Shares.

                  a. The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue the number of shares of Common Stock deliverable upon exercise of the Option.

                  b. The Company covenants that all Shares will, upon issuance in accordance with the terms of this Agreement, be duly authorized, fully paid and non-assessable.

         7.       Lock-Up Agreement

                  a. Agreement. During the term of this Option Agreement, Warner, if requested by the Company and the lead underwriter of any public offering of the Common Stock or other securities of the Company (the "Lead Underwriter"), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter period of time as the Lead Underwriter shall specify. Warner further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Stock or such other securities subject until the end of such period. The Company and Warner acknowledge that each Lead Underwriter of a public offering of the Company's stock, during the period of such offering and for the 180-day period thereafter, is an intended beneficiary of this Section 7.



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         8.       Registration Rights.

                  a. Registration Procedures. The Company will, as expeditiously as possible:

                  (i) prepare and file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (the "Registration Statement") with respect to the Shares and use its best efforts to cause such Registration Statement to become effective;

                  (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective;

                  (iii) furnish to Warner such number of copies of a prospectus, in conformity with the requirements of the Securities Act, and such other documents, as Warner may reasonably request; and

                  (iv) use its best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as Warner shall reasonably request (provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process).

                  It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 8 in respect of the securities which are to be registered at the request of Warner that Warner shall furnish to the Company such information regarding the securities held by Warner and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

                  b. Expenses. All expenses incurred in complying with Section 8, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to this Section 8, shall be paid by the Company, except that (i) the Company shall not be liable for any fees, discounts or commissions to any underwriter in respect of the securities sold by Warner; and (ii) the Company shall not be liable for any fees or expenses of counsel for Warner in connection with any registration.

                  c.       Indemnification and Contribution.



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                  (i) In the event of any registration of any of the Shares
under the Securities Act pursuant to this Section 8, the Company shall indemnify and hold harmless Warner, against any losses, claims, damages or liabilities, joint or several, to which Warner may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (2) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse Warner for any legal or any other expenses reasonably incurred by Warner in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information regarding Warner or his stock furnished to the Company by Warner specifically for use therein or so furnished for such purposes by any underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Warner, and shall survive the transfer of such securities by Warner.

                  (ii) Warner by acceptance hereof, agrees to indemnify and hold harmless the Company, its directors and officers and each other person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information regarding Warner or his stock in writing provided to the Company by Warner specifically for use in the following documents and contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act at the request of Warner, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto.

                  (iii) If the indemnification provided for in this Section 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities

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or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  (iv) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  9. Representations and Warranties of Warner. In order to induce the Company to accept this Option Agreement, Warner hereby represents and warrants to the Company as follows:

                  a. If in the future Warner desires to offer or dispose of the Option or any the Shares or any interst therein, he will do so only in compliance with applicable securies laws and this Option Agreement.

                  b. Warner acknowledges that there may be restrictions under the securities laws of the jurisdiction(s) in which he resides on the sale of the Shares he obtains on exercise of the Option, and that he should seek legal assistance before proceeding with the purchase or sale of said Shares.

                  c. Warner agrees that the representations and warranties of Warner set forth in this Section 9 shall survive the exercise of the Option and the termination or expiration of this Option Agreement for a period of six months.

                  10. Governing Law.

This Option Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the principles of conflicts of laws or choice of law.

                  11. Benefit.



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This Option Agreement shall be binding upon the Company, Warner, their heirs, executors, administrators, legal representatives, successors, and permitted assigns, and Warner in furtherance thereof may execute a will directing Warner's executor to perform this Option Agreement and to execute all documents necessary to effectuate the purposes of this Option Agreement, but the failure to execute such a will shall not affect the rights of the Company or the obligations of Warner's estate as provided in this Option Agreement. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, any rights or remedies under or by reason of this Option Agreement.

                  12. Specific Performance.

The parties to this Option Agreement hereby agree that an award of damages alone is inadequate to remedy a breach of terms of this Option Agreement and that specific performance, injunctive relief or other equitable remedy is the only way by which the intent of this Option Agreement may be adequately realized upon breach by one or more of the parties. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have.

                  13. Waiver.

Failure to insist upon strict compliance with any of the terms, covenants or conditions of this Option Agreement shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

                  14. Notice.

                  a. All notices required to be given under the terms of this Agreement or which any of the Parties may desire to give hereunder shall be in writing and delivered personally or sent by express delivery, by facsimile, or by registered or certified mail with proof of receipt, postage and expenses prepaid and with return receipt requested addressed as follows:

                  If to the Company:

                  @ Entertainment, Inc.
                  c/o Chase Enterprises
                  One Commercial Plaza
                  Hartford, Connecticut 06103

                  U. S. A.

                  Facsimile:        (860) 293-4297



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                  Attention:        Przemyslaw Szmyt


         With a copy to:

                  Marc R. Paul
                  Baker & McKenzie
                  815 Connecticut Avenue
                  Washington, D.C. 20006
                  U. S. A.
                  Facsimile: (202) 452-7074

                  If to Warner:

                  David Warner
                  Millbank House
                  Cranbrook Road
                  Tenterden
                  Kent, England
                  TN30 6UN
                  Facsimile:

                  b. Notice given in accordance with this Section 15 shall be deemed to have been given when delivered personally, or when received if sent via express delivery, facsimile, or registered or certified mail, postage prepaid and return receipt requested.

                  c. Any party may change its address for notices by communicating its new address in writing to the other party.

                  15. Entire Agreement. This Option Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by writing executed by all of the parties.

                  16. Severability.

The invalidity or unenforceability of any provisions of this Option Agreement shall in no way affect the validity or enforceability of any other provision hereof.

                  17. Headings.

The headings to the sections of this Option Agreement are used for reference only and are not to be construed as limiting or extending the provisions hereof.



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                  18. Counterparts.

This Option Agreement may be executed in any number of counterparts, each of which shall be considered an original but all of which shall constitute the Option Agreement by and among the parties.

                  IN WITNESS THEREOF, the undersigned have executed this Option Agreement effective as of the date first above written.

                                 @ Entertainment, Inc., a
                                 Delaware corporation

                                 By:
                                    ----------------------------------
                                          Robert E. Fowler, III
                                 Its:      Chief Executive Officer

                                 --------------------------------
                                 David Warner



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